Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-229043 and 333-226167 on Form S-3 and Registration Statement No. 333-217682 on Form S-8 of our report dated February 19, 2020 relating to the consolidated financial statements and financial statement schedule of KKR Real Estate Finance Trust Inc. and subsidiaries appearing in this Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 19, 2020